                                                                      EXHIBIT 11

                      INVESTORSBANCORP, INC. AND SUBSIDIARY
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                   (UNAUDITED)

A reconciliation of the income and shares used in computing the basic and diluted earnings per share is as follows:




                                                       FOR THREE MONTHS ENDED              FOR NINE MONTHS ENDED
                                                       ----------------------             ---------------------
                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                           -------------                      -------------

                                                        2001            2000              2001              2000
                                                        ----            ----              ----              ----
Net income                                          $  455,140        $  255,677       $1,186,205        $  609,497
                                                    ==========        ==========       ==========        ==========

Determination of shares :

Weighted average common shares
  outstanding (basic)                                  940,000         1,046,998          972,636         1,048,992

Assumed conversion of stock options                      9,711                 -            2,931                 -
                                                    ----------        ----------       ----------        ----------

Weighted average common shares
  outstanding (diluted)                                949,711         1,046,998          975,567         1,048,992
                                                    ==========        ==========       ==========        ==========



Basic earnings per common share                     $     0.48        $     0.24       $     1.22        $     0.58
                                                    ==========        ==========       ==========        ==========
Diluted earnings per common share                   $     0.48        $     0.24       $     1.22        $     0.58
                                                    ==========        ==========       ==========        ==========

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